   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 17, 1997.


                                                      REGISTRATION NO. 333-18767
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2

                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                              SINTER METALS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    Delaware
                        (STATE OR OTHER JURISDICTION OF
                         INCORPORATION OR ORGANIZATION)

                                      3399
                          (PRIMARY STANDARD INDUSTRIAL
                          CLASSIFICATION CODE NUMBER)

                                   25-1677695
                                (I.R.S. EMPLOYER
                             IDENTIFICATION NUMBER)

                            ------------------------

                          50 Public Square, Suite 3200
                             Cleveland, Ohio 44113
                                 (216) 771-6700
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               JOSEPH W. CARRERAS
               Chairman of the Board and Chief Executive Officer
                              Sinter Metals, Inc.
                          50 Public Square, Suite 3200
                             Cleveland, Ohio 44113
                                 (216) 771-6700
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                           CHRISTOPHER M. KELLY, ESQ.
                           Jones, Day, Reavis & Pogue
                              901 Lakeside Avenue
                             Cleveland, Ohio 44114
                                 (216) 586-3939

                            HOWARD S. LANZNAR, ESQ.
                             Katten Muchin & Zavis
                             525 West Monroe Street

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following is a list of the estimated expenses to be incurred by the Company in connection with the issuance and distribution of the Class A Common Stock being registered hereby, other than underwriting discounts and commissions.

          Securities and Exchange Commission registration fee..........  $20,652.08
          National Association of Securities Dealers, Inc. filing
            fee........................................................    7,331.00
          Transfer Agent and Registrar's fees..........................           *
          NYSE Supplemental listing application fee....................           *
          Accounting fees and expenses.................................           *
          Printing costs...............................................           *
          Legal fees and expenses (not including Blue Sky).............           *
          Blue Sky fees and expenses...................................           *
          Miscellaneous expenses.......................................           *
                                                                         ----------
                    Total                                                $        *
                                                                         ==========

---------------

* To be disclosed by Amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Restated Certificate of Incorporation (Exhibit 3.1 to the Registration Statement) provides for the indemnification of the Company's Directors and officers against certain liabilities. Section 145 of the Delaware General Corporation Law (Exhibit 99.1 to this Registration Statement) also provides for indemnification of directors and officers of Delaware corporations against certain liabilities. Reference is made to the Underwriting Agreement (Exhibit 1.1 to this Registration Statement) which provides for indemnification of the Company's Directors and officers by the Underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933 (the "Securities Act").

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     No securities of the Company that were not registered under the Securities Act have been issued or sold by the Company within the past three years, except as follows:

     On January 28, 1994 and October 26, 1994, the Company issued an aggregate of 60,805 shares and 303,750 shares, respectively, of Class B Common Stock to the members of the Company's senior management under the Company's Management Incentive Stock Plan.

     On June 26, 1995, the Company issued an aggregate of 100,000 shares of Class A Common Stock to the previous owners of Sinterteknik as part of the purchase price for such company. On July 18, 1996, the Company issued an aggregate of 5,000 shares of Class A Common Stock to the previous owners of SinterForm as part of the purchase price for such company.

     All such transactions were effected in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (A) EXHIBITS.


  EXHIBIT
  NUMBER                                  DESCRIPTION OF DOCUMENT
-----------    ------------------------------------------------------------------------------
    *1.1       Form of Underwriting Agreement.
   **2.1       Powder Metal Holding Stock Purchase Agreement, dated as of October 7, 1996, by and between MAAG Holding AG and Sinter Metals, Inc.
   **2.2       Krebsoge Stock Purchase Agreement, dated as of October 11, 1996, by and between MAAG Holding AG and Sinter Metals, Inc.
   **3.1       Restated Certificate of Incorporation of the Company.
   **3.2       Restated By-Laws of the Company.
   **4.1       Specimen certificate for the Class A Common Stock, $.001 par value, of the
               Company.
    *4.2       Form of certificate for the Class B Common Stock, $.001 par value, of the
               Company.
   **4.3       Stockholders' Agreement, dated as of October 18, 1994, by and among the
               Company, Citicorp Venture Capital, Ltd. and certain other stockholders of the
               Company.
    *5.1       Opinion of Jones, Day, Reavis & Pogue as to the validity of the securities being offered.
  **10.1       1994 Key Employee Stock Option Plan.
  **10.2       Employment Agreement, dated as of January 1, 1992, by and between Pennsylvania
               Pressed Metals, Inc. and Donald L. LeVault, as amended.
   *10.3       Form of Nonqualified Stock Option Agreement (with an attached schedule identifying the Named Executive Officers of the Company that have entered into option agreements with the Company).
   +10.4       Purchase, Consignment, and Rebate Agreement, dated as of September 30, 1996, by and between the Company and Hoeganaes Corporation.
  **10.5       Credit Agreement, dated as of December 19, 1996, by and between the Company,
               Sinter Metals GmbH, the Lenders party thereto, NBD Bank, as Administrative
               Agent and Collateral Agent, and Salomon Brothers Inc, as Syndication Agent.
  **10.6       Deferred Compensation Plan for Nonemployee Directors.
  **10.7       Deferred Compensation Plan.
  **21.1       Subsidiaries of the Company.
   *23.1       Consent of Jones, Day, Reavis & Pogue (included in Exhibit 5.1).
  **23.2       Consent of Arthur Andersen LLP.
  **23.3       Consent of Deloitte & Touche LLP.
  **23.4       Consent of Price Waterhouse GmbH.
  **23.5       Consent of BDO Seidman GmbH.
  **24.1       Powers of Attorney.
  **99.1       Section 145 of the General Corporation Law of Delaware.


---------------

 * To be filed by Amendment.

** Previously filed.


+ The Registrant has requested confidential treatment with respect to certain portions of this Exhibit.

     All other schedules have been omitted because they are not applicable, not required or not material or the required information is included in the financial statements and notes thereto.

ITEM 17. UNDERTAKINGS

     The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CLEVELAND, STATE OF OHIO, ON JANUARY 17, 1997.


                                            SINTER METALS, INC.

                                            By:  /s/ JOSEPH W. CARRERAS
                                              Joseph W. Carreras
                                              Chairman of the Board and
                                                Chief Executive Officer


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JANUARY 17, 1997.


               SIGNATURE                                  TITLE
----------------------------------------   -----------------------------------
                                           Chairman of the Board and
                      *                    Chief Executive Officer
 Joseph W. Carreras                        (Principal Executive Officer)
                                           Vice President, Chief Financial
                      *                    Officer and Secretary
 Michael T. Kestner                        (Principal Financial Officer)
                                           Controller
                      *                    (Principal Accounting Officer)
 Ian B. Hessel

                                           President and Director
                      *
 Donald L. LeVault

                                           Director
                      *
 E. Joseph Hochreiter

                                           Director
                      *
 Mary Lynn Putney

_                                          Director
William H. Roj

                                           Director
                      *
 Charles E. Volpe

_                                          Director
David Y. Howe

---------------

* The undersigned by signing his name hereto, does sign and execute this Registration Statement pursuant to the Powers of Attorney executed by the above-named officers and directors of the Company and filed with the Securities and Exchange Commission on behalf of such officers and Directors.

 /s/ JOSEPH W. CARRERAS
Joseph W. Carreras, Attorney-in-Fact